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                                                                   EXHIBIT 23.3


THE EXECUTIVE BOARD
COMPUTER 2000 AKTIENGESELLSCHAFT, MUNICH, GERMANY:


         We consent to the use of our report dated March 28, 2000, with respect to the consolidated balance sheet of Computer 2000 Aktiengesellschaft as of January 31, 2000 included in Tech Data Corporation's annual report on Form 10-K for the year ended January 31, 2001, incorporated by reference in the Form S-3 registration statement for $290,000,000 Tech Data Corporation 2% Convertible Subordinated Debentures due 2021 and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Hartkopf + Rentrop Treuhand KG
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KPMG Hartkopf + Rentrop Treuhand KG


/s/ Wirtschaftsprufungsgesellschaft
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Wirtschaftsprufungsgesellschaft


Cologne, Germany
January 11, 2002